EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into effective as of the 27th day of September, 1999 (the "Effective Date"), by and among HARTSVILLE COMMUNITY BANK, National Association (the "Bank"); and Curtis A. Tyner ("Executive").

                              W I T N E S S E T H:

         WHEREAS, as of the Effective Date, the Bank commenced operations as a national bank chartered under the provisions of the National Bank Act, with its deposits insured by the Federal Deposit Insurance Corporation, pursuant to the provisions of the Federal Deposit Insurance Act;

         WHEREAS, the Board of Directors of the Bank considers the establishment and maintenance of highly competent and skilled management personnel for the Bank to be essential to protecting and enhancing its best interests, and is desirous of inducing Executive to become and remain in the employ of the Bank, subject to the terms and conditions hereof;

         WHEREAS, Executive is desirous of becoming employed by and remaining in the employ of Bank, subject to the terms and conditions hereof; and

         WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Executive by the Bank;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions. The following terms used in this Agreement shall have the following meanings:

          a.  "Base  Salary"  shall  mean  the  annual  compensation  (excluding
     Incentive Compensation as defined in (e) of this paragraph and other benefits) payable or paid to Executive pursuant to paragraph 4(a) of this Agreement.

          b. "Change of Control" shall be deemed to have occurred if:

               i. Upon the consummation of any transaction in which any person (or persons acting in concert), partnership, financial institution, corporation, or other organization shall own, control, or hold with the power to vote more than fifty percent (50%) of any class of voting securities of the Bank;

               ii. Upon the consummation of any transaction in which the Bank, or substantially all of the assets of the Bank, shall be sold or transferred to, or consolidated or merged with, another financial institution, corporation or other organization; provided, however, if the Bank shall become a subsidiary of a bank holding company, corporation, or other organization, or shall be merged or consolidated into another financial institution, corporation, or other organization and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the outstanding shares of the Bank immediately before such acquisition, merger, or consolidation, then no Change of Control shall be deemed to have occurred.



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          c.  "Disability"  shall mean a condition for which  benefits  would be payable under any long-term disability insurance coverage (without regard to the application of any elimination period requirement) then provided to Executive by Bank, or, if no such coverage is then being provided, the inability of Executive to perform the material aspects of Executive's duties under this Agreement for a period of at least ninety (90) consecutive days, as determined by an independent physician selected with the approval of Bank and Executive.

          d. "Event of Termination" shall mean the termination by the Bank of Executive's employment under this Agreement by written notice delivered to Executive for any reason other than Termination for Cause as defined in (g) of this paragraph or termination following a continuous period of disability exceeding twelve (12) calendar months pursuant to paragraph 6(a) of this Agreement.

          e. "Incentive Compensation" shall mean that compensation payable or paid to Executive pursuant to paragraph 4(b) of this Agreement.

          f. "Severance Amount" shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Internal Revenue Code (as amended) and the regulations and rulings thereunder and, to the extent included in such definition, shall include all payments to Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Bank or in the ownership of a substantial portion of the assets of the Bank, including the accelerated vesting of any stock options granted to Executive.

          g. "Termination for Cause" shall have the meaning provided in paragraph 7(a) of this Agreement.

     2. Employment. The Bank agrees to employ Executive, and Executive agrees to accept such employment, as President and Chief Executive Officer of the Bank, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Executive agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of the Bank in a trustworthy and businesslike manner for the purpose of advancing the interests of the Bank. The Board of Directors of the Bank may also from time to time change Executive's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Executive's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Executive. At all times, Executive shall manage and conduct the business of the Bank in accordance with the policies established by the Board of Directors of the Bank, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Executive shall rest with the Board of Directors of the Bank, which shall review Executive's performance at least annually. The Board of Directors of the Bank shall also have the authority to terminate Executive, subject to the provisions outlined in paragraphs 6 and 7 of this Agreement.

     3. Term and Duties.

          a. Term of Employment. This Agreement and the period of Executive's employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of thirty-six (36) full calendar months thereafter, unless earlier terminated pursuant to this Agreement or unless Executive dies before the end of such thirty-six (36) months, in which case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Executive's term of employment shall be extended for an additional twelve (12) month period, unless Executive on the one hand, or the Bank on the other hand, shall give written notice to the other, within the sixty (60)-day period immediately prior to the applicable anniversary of the Effective Date, that Executive's term of employment hereunder shall not be extended.



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

          b. Performance of Duties. During the period of employment hereunder, except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Executive shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with the Bank, or unfavorably affect the performance of Executive's duties pursuant to this Agreement

          c. Office of Executive. The office of Executive shall be located at the Bank's office in Hartsville, South Carolina, or at such other location within the State of South Carolina as the Bank may from time to time designate; provided, however, that, in the event such relocation is to an office more than thirty-five (35) miles from Hartsville, South Carolina, and Executive elects to move his principal residence, the Bank shall reimburse Executive for all his reasonable moving expenses.

          d. No Other Agreement. Executive shall have no employment contract or other written or oral agreement concerning employment with any entity or person other than the Bank during the term of his employment under this Agreement.

          e. Uniqueness of Executive's Services. Executive hereby represents that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages or in an action at law. Accordingly, Executive expressly agrees that the Bank, in addition to any rights or remedies which the Bank may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Executive.

          f. Life Insurance Policy on Executive. The Bank shall obtain and maintain, as owner and beneficiary, a life insurance policy on Executive in the face amount of $1,000,000.00. Executive agrees to perform all reasonable and necessary actions requested of him, by either the Bank or the insurance company selected by the Bank, to assist the Bank in obtaining this life insurance policy.

     4. Compensation.

          a. Salary. Subject to the provisions of paragraphs 6 and 7 hereof, the Bank shall pay Executive, as compensation for serving as President and Chief Executive Officer of the Bank, an initial Base Salary of $l00,000.00 such initial Base Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Bank's normal pay practices, but not less frequently than monthly. Executive's Base Salary and any Incentive Compensation (as defined in paragraph 4(b) hereof) shall be reviewed and approved at least annually by the Board of Directors of the Bank, or any committee designated thereby. Said Board or committee, if warranted in its discretion, may increase Executive's Base Salary to reflect Executive's performance. In addition to the foregoing, to the extent that Executive serves as a member of the Board of Directors of the Bank, Executive shall be entitled to receive any Directors' fees customarily paid to members of the Board of Directors.

          b. Incentive Compensation. During the term of this Agreement and in addition to the aforesaid Base Salary, Executive shall be entitled to such additional Incentive Compensation as may be awarded from time to time, in its discretion, by the Board of Directors of the Bank or any committee designated thereby. It is contemplated that Executive will be awarded a target bonus in an amount not to exceed twenty-five percent (25%) of his then current Base Salary upon the attainment, in the discretion of the Board of Directors of the Bank or any committee(s) designated thereby, of Executive's individual performance goals and certain specified corporate objectives. It is provided, however, that Executive shall not be entitled to receive any such target bonus unless and until all of the following conditions are satisfied: (i) the Bank shall have achieved cumulative profitability, unless the condition is waived by the Board of Directors of the Bank; (ii) the Bank's Composite Uniform Financial Institution Rating shall be either a "1" or a "2"; and (iii) the Bank shall be "well


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     capitalized" as defined under capital adequacy  regulations  promulgated by the Office of the Comptroller of the Currency. Notwithstanding anything contained in this Agreement to the contrary, any increase to Executive's Base Salary and any Incentive Compensation paid to Executive shall be (i) in compliance with regulations, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between the Bank and such regulatory agencies, (ii) consistent with the safe and sound operation of the Bank, (iii) closely monitored by the Board of Directors of the Bank, and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

          c. Reimbursement of Expenses. The Bank shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in the performance of his obligations and duties under this Agreement, as provided in the applicable policies of the Bank, as currently adopted or as may be adopted in the future by the Board of Directors of the Bank. In addition, in connection with Executive's relocation to Hartsville, South Carolina, the Bank shall reimburse Executive for all reasonable moving expenses actually incurred by Executive up to $9,000.00. In addition, on the Effective Date of this Agreement, the Bank shall pay to Executive the sum of $5,000.00 to offset, inter alia, certain retirement benefits forfeited as a result of his change in employment.

          d. Provision for Business Development Expenses. In addition to the foregoing, the Bank believes that its best interests will be more fully served if Executive maintains active membership in or joins appropriate business or social clubs and other professional associations. Accordingly, the Bank shall also reimburse Executive for the dues and business related expenditures associated with such appropriate business or other social clubs and professional associations which are commensurate with his position and approved by the Board of Directors of the Bank.

          e. Provision of Automobile. The Bank shall, on the Effective Date of this Agreement, provide, for Executive's use, an automobile appropriate for Executive's title and position. The Bank shall also provide reimbursement relating to the operation and maintenance of any automobile provided by the Bank and shall maintain automobile liability insurance to protect Executive and/or the Bank, as their respective interests may appear, against claims arising out of the use of said automobile (or any other motor vehicle) in the course of Executive's employment hereunder.

     5. Participation in Benefit Plans.

          a. Incentive, Savings, and Retirement Plans. During the term of this Agreement, Executive shall be entitled to participate in all incentive, stock option or warrant, savings, and retirement plans, practices, policies, and programs applicable generally to senior executive officers of the Bank, on the same basis as such other senior executive officers, and, unless otherwise prohibited by the terms of such incentive stock operation or warrant, savings, and retirement plans.

          b. Welfare Benefit Plans. During the term of this Agreement, Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Bank, to the extent applicable generally to senior executive officers of the Bank.

          c. Fringe Benefits. During the term of this Agreement, Executive shall be entitled to receive fringe benefits in accordance with the policies, practices and procedures of the Bank, to the extent applicable generally to other senior executive officers of the Bank.

     6. Benefits Payable Upon Disability.

          a. Disability Benefits. In the event of the Disability of Executive, the Bank shall continue to pay Executive 100% of Executive's then current Base Salary pursuant to paragraph 4(a) during the first twelve (12) months of a continuous period of disability. It is provided, however, that in the event Executive is disabled for a continuous period exceeding twelve (12) months, the Bank may, at its election, terminate this Agreement, in which event payment of Executive's Base Salary shall cease.

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          b. Disability Benefit Offset. Any amounts payable under paragraph 6(a)
     hereof shall be reduced by any amounts paid to Executive under any other disability program or policy of insurance maintained by the Bank.

     7. Payments to Executive Upon Termination of Employment. The Board of Directors of the Bank may terminate Executive's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive may voluntarily terminate his employment under this Agreement. The rights and obligations of the Bank and Executive in the event of such termination are set forth in this paragraph 7 as follows:

          a. Termination for Cause. Executive shall have no right to compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of the Bank in the reasonable exercise of their discretion and acting in good faith, and shall include termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Executive as defined in paragraphs 8(a) and (b) hereof, the failure of Executive to follow reasonable written instructions of the Board of Directors of the Bank, or a material breach by Executive of any provision of this Agreement. The termination of employment of Executive shall not be deemed to be a Termination for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors of the Bank at a meeting of the Board called and held for such purpose (after at least thirty (30) days' prior notice of such meeting is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Executive is guilty of the conduct described herein and specifying the particulars thereof in detail. Said Termination for Cause shall not be effective until thirty (30) days after such resolution is adopted, during which time Executive shall be afforded the opportunity to petition the Board of Directors for reconsideration of such resolution. The Board of Directors of the Bank, in its discretion, may suspend Executive, with pay, for all or any portion of the period of time from the delivery of the notice described herein until the effective time of the Termination for Cause.

          b. Event of Termination Without Change of Control. Upon the occurrence of an Event of Termination, other than after a Change of Control as provided in paragraph 7(c) hereof, the Bank shall pay to Executive, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to two (2) times Executive's then current Base Salary, to be paid in full on the last day of the month following the date of said Event of Termination.

          c. Event of Termination in Connection With a Change of Control. If, during the term of this Agreement and within one (1) year immediately following a Change of Control or within six (6) months immediately prior to such Change of Control, Executive's employment with the Bank under this Agreement is terminated by an Event of Termination, then the Bank shall pay to Executive, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to two (2) times Executive's then current Base Salary, to be paid in full on the last day of the month following the date of said Event of Termination.

          d. Limits on Payments. In no event shall the payment described in paragraph 7(c) exceed the amount permitted by Section 280G of the Internal Revenue Code (as amended). Therefore, with respect to the payment(s) described in paragraph 7(c) only, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Internal Revenue Code [as amended] or any


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     successor  thereof and the  regulations  and rulings  thereunder  ["Section
     280G"]) of the Severance Amount would result in a parachute payment (as determined under Section 280G), then the Severance Amount shall not be greater than an amount equal to 2.99 multiplied by Executive's base amount (as determined under Section 280G) for the base period (as determined under Section 280G). In the event the Severance Amount is required to be reduced pursuant to this paragraph 7(d), Executive shall be entitled to determine which portions of the Severance Amount are to be reduced so that the Severance Amount satisfies the limit set forth in the preceding sentence. Executive's average annual compensation shall be based on the most recent five taxable years ending before the Change of Control (or the period during which Executive was employed by the Bank if Executive has been employed by the Bank for less than five years). Should Executive be assessed any excise tax as a result of any payment of the Severance Amount that complies with Section 280G, the Bank shall pay all such assessed excise taxes, but shall pay no other taxes assessed against Executive as a result of the payment of the Severance Amount.

          e. Voluntary Termination of Employment. Executive shall have no right to compensation or other benefits under this Agreement for any period following the voluntary termination of Executive's employment by Executive.

          f.  Additional   Payments  After   Termination.   In  the  event  that
     Executive's employment is terminated pursuant to paragraphs 7(b) or (c) above, then the Bank shall pay Executive an additional amount equal to Executive's cost of COBRA health continuation coverage for Executive and his eligible dependants for the period during which Executive and his eligible dependants are entitled to receive COBRA continuation coverage from the Bank under the applicable laws, rules and regulations governing COBRA.

     8. Regulatory Suspension.

          a. If Executive is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Bank by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1818(e)(3) or (g)(l), the obligations of the Bank under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and
     (ii) reinstate in whole or in part any of its obligations which were suspended. Vested rights of Executive shall not otherwise be affected.

          b. if Executive is removed and/or permanently prohibited from participating in the conduct of the affairs of the Bank by an order issued under Section 8(e)4) or (g)(l) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1818(e)(4) or (g)(l), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     9. Covenants Against Competition and Solicitation. Executive acknowledges that he has performed services and/or will perform services hereunder that directly affect the Bank's business presently conducted (among other areas) within the limits of Hartsville in the State of South Carolina. Accordingly, the parties deem it necessary to enter into the following protective covenants, the terms and conditions of which have been negotiated by and between the parties hereto:

          a. For the period of  Executive's  employment  with the Bank and for a period of twenty-four (24) months following Executive's voluntary termination of employment under this Agreement, Executive covenants and agrees that he shall not within the city limits of Hartsville, South Carolina or within a one hundred (100) mile radius thereof, compete with the Bank by performing banking services that require performance of duties substantially identical to those performed on behalf of the Bank by Executive, to-wit, as a member of management, supervisor, or executive employee for any bank, bank holding company or other financial institution that is a competitor of the Bank.

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

          b. For the period of  Executive's  employment  with the Bank and for a period of twenty-four (24) months following Executive's voluntary termination of Employment under this Agreement, Executive covenants and agrees as follows: (i) Executive shall not, for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of the Bank with whom he personally had business contact on the Bank's behalf at any time during the last twenty-four (24) months he worked at the Bank, to do any business with another company or business in competition with the Bank; and (ii) Executive will not employ or attempt to employ or assist in employing any employee of the Bank for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of the Bank as such exists on the termination date of Executive's employment hereunder until such employee has ceased to be employed by the Bank for a period of one (1) year.

     10. Nondisclosure of Confidential Information. Executive acknowledges that, as an officer of the Bank, he will have access to certain confidential or proprietary information possessed by the Bank or relating to its business, and including, without limitation, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs, financial information and data, business acquisition plans, and new personnel acquisition plans, some of which information would constitute a trade secret under the common law or statutory law of the State of South Carolina
("Confidential Information"). Executive understands and agrees that the Confidential Information constitutes a valuable asset of the Bank, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that for a period of twenty-four (24) months following the voluntary termination by Executive of his employment under this Agreement (the "Restricted Period"), that he shall not reveal, divulge, or disclose to any person not expressly authorized by the Bank any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Bank. Notwithstanding anything contained herein to the contrary, Executive shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Executive or his agent; (ii) becomes available to Executive in a manner that is not in contravention of applicable law from a source (other than the Bank or one of its officers, employees, agents or representatives) that is not bound by a confidential relationship with the Bank or by a confidentiality or other similar agreement;
(iii) was known to Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Executive by the Bank or one of its officers, employees, agents or representatives; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Bank, with prompt notice of such requirement so that the Bank may seek an appropriate protective order prior to any such required disclosure by Executive.

     11. Source of Payments. All payments provided in paragraphs 4, 6, and 7 hereof shall be paid in cash from the general funds of the Bank as provided herein, and no special or separate fund shall be established by the Bank, and no other segregation of assets shall be made to assure payment. Executive shall have no right, title, or interest in or to any investments which the Bank may make to meet the obligations hereunder.

     12. Injunctions. In view of the irreparable harm and damage which the Bank would sustain as a result of a breach by Executive of the covenants or agreements under paragraphs 9 and 10 hereof, and in view of the lack of an adequate remedy at law to protect the Bank's interests, the Bank shall have the right to receive, and Executive hereby consents to the issuance of, a permanent injunction enjoining Executive from any violation of the covenants and agreements set forth in paragraphs 9 and 10 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which the Bank is or may be entitled at law or in equity respecting this Agreement.

     13. Attorneys' Fees. In the event any party hereto is required to engage in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder in the event the court determines that the actions of the party or parties against whom final judgment is obtained were reckless, or in willful disregard of the obligations of this Agreement, or the court otherwise so orders.

     14. Federal Income Tax Withholding. The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     15. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among the Bank and Executive.

     16. General Provisions.

          (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or legal representatives, without the prior written consent of the Bank; provided, however, that nothing in this paragraph 16(a) shall preclude (i) Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto. The Bank may assign this Agreement without the consent of Executive.

          (b) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Bank and Executive and their respective heirs, successors, assigns, and legal representatives.

     17. Modification and Waiver.

          (a) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     18. Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     19. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     20. Governing Law. This Agreement has been executed and delivered in the State of South Carolina, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     21. Rights of Third Parties. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     22. Notices. All notices, requests, demands, and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

            To Bank:          Chairman of the Board
                              Hartsville Community Bank, National Association 644 South Fourth Street
                              Hartsville, South Carolina 29550

            Copied to the
            Bank's counsel:   Steven S. Dunlevie, Esq.
                              Womble Carlyle Sandridge & Rice, PLLC
                              Suite 700
                              1275 Peachtree Street
                              Atlanta, Georgia 30309

            To Executive:     Mr. Curtis A. Tyner
                              PO Box 234
                              Hartsville, South Carolina 29551

Any notice to the Bank is ineffective if not also served on its counsel.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Executive has signed this Agreement, as of the Effective Date set forth above.


                              [Signatures Omitted]



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